As filed with the Securities and Exchange Commission on May 23, 2011

Registration No. 333-174398

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

API TECHNOLOGIES CORP.

(Exact name of Registrant as specified in its charter)

Delaware	98-0200798
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4705 S. Apopka Vineland Rd., Suite 210

Orlando, FL 32819

(407) 909-8015

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Brian R. Kahn

Chairman and Chief Executive Officer

API Technologies Corp.

4705 S. Apopka Vineland Rd., Suite 210

Orlando, FL 32819

(407) 909-8015

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bradley L. Finkelstein, Esq.

Wilson Sonsini Goodrich & Rosati,

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE

The purpose of this Amendment No. 1 to the Registration Statement on Form S-3 of API Technologies Corp. is to include the statement on the facing page regarding delaying amendments. Accordingly, this Amendment consists only of the facing page and this explanatory note. The prospectus and Part II of the Registration Statement are unchanged and have been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement No. 333-174398 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on May 23, 2011.

API TECHNOLOGIES CORP.

By:	/s/ Brian R. Kahn
Brian R. Kahn
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ Brian R. Kahn Brian R. Kahn	Chief Executive Officer (Principal Executive Officer) and Director	May 23, 2011

* Andrew Laurence	Vice President – Finance and Chief Accounting Officer (Principal Financial and Accounting Officer)	May 23, 2011

Matthew E. Avril	Director

* Kenton W. Fiske	Director	May 23, 2011

* Eric Goldberg	Director	May 23, 2011

* Melvin L. Keating	Director	May 23, 2011

* Kenneth J. Krieg	Director	May 23, 2011

* Donald A. Wright	Director	May 23, 2011

*By:	/s/ Brian R. Kahn
Brian R. Kahn Attorney in Fact

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